                                                                   EXHIBIT 21.1

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


SUBSIDIARY                                               STATE OF INCORPORATION
Universal Outdoor China, Inc.                                    Delaware
Universal Outdoor Management Corp.                               Delaware
Universal Outdoor (NY III) Adv. Acq. Corp.                       Delaware
Universal Outdoor (NY II) Advertising Acquisition Corp.          Delaware
Universal Outdoor (NY) Advertising Acquisition Corp.             Delaware
Revere Holding Corp.                                             Delaware
Southeast Vista Holding Co.                                      Delaware
Quantum Structures & Designs, Inc.                               Illinois
Visual Consultants, Inc.                                         Tennessee
Tanner Acquisition Corp.                                         Delaware
Penn Advertising of Baltimore, Inc.                              Delaware
Matthew Acquisition Corp.                                        Delaware
Transportation Media, Inc.                                       Illinois
Revere Acquisition Corp.                                         Delaware
HCA, Inc.                                                        Illinois
Visual Outdoor Advertising Inc.                                  Tennessee
Revere Billboard, Inc.                                           Delaware
Revere National Corp.                                            Delaware
Mall Media Acquisition Corp.                                     Delaware
Superior Outdoor Structures, Inc.                                Illinois
Revere National Corp. of Wilmington                              Delaware

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

Revere National Corp. of Philadelphia                            Delaware
Revere National Corp. of Pennsylvania                            Delaware

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